Exhibit 10.2

CONFIDENTIAL SEPARATION AGREEMENT

AND

GENERAL RELEASE

1.	SETTLEMENT AND RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”) is between Roberto Ruiz (“Employee” or “you”) and ClearSign Combustion Corporation (“ClearSign” or “Employer”).

2.	RECITALS

a.           Employee is an at-will employee of ClearSign.

b.           Employee has decided to exercise his right to terminate Employee’s employment with ClearSign.

c.           To avoid uncertainty, Employer and Employee desire to settle fully and finally resolve all matters between them arising out of or related to Employee’s employment with, compensation during, and separation from Employer on the terms and conditions set forth herein as of the date of this Agreement.

d.           This Agreement effects the settlement of any disputes between Employer and Employee, and nothing contained herein should be construed as an admission by Employer of any liability of any kind with respect thereto.

e.           Employer and Employee expressly recognize that confidentiality of the terms of this Agreement is of the essence, and is a material part of this Agreement.

3.	SEPARATION FROM EMPLOYMENT

The effective date of Employee’s termination of employment with the Employer is January 4, 2019 (the “Separation Date”).

4.	SEVERANCE CONSIDERATION

a.           As consideration for the release set forth herein, and provided that Employee does not revoke this Agreement within the revocation period referred to at Section 5(b)(iii) herein, ClearSign will reimburse Employee for the cost of health insurance premiums paid by Employee for the months of January 2019, February 2019 and March 2019 (the “Severance Amount”). Payment of the Severance Amount will be made within 5 business days following the end of each month.

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b.           No other benefits will be made available to Employee after the Separation Date except as provided herein, or by applicable law.

c.           Employee is solely responsible for the payment of, and therefore promises to pay, any taxes, penalties, or other costs assessed that are associated with the Severance Consideration. The Released Parties, as defined in Section 5 herein, have no duty with respect to such taxes, penalties or other costs.

d.           Employee will be paid his wages through the Separation Date less applicable withholdings and deductions through ClearSign’s ordinary semi-monthly payroll system.

e.           Employee is reminded that his outstanding stock option agreements (the “Award Agreements”) are as summarized on Exhibit A and that, with the contemporaneous execution of a consulting agreement between Employee and ClearSign (the “Consulting Agreement”) the Continuous Service provisions of the Award Agreements shall be satisfied. The right to purchase the common stock of ClearSign pursuant to the Award Agreements will expire 3 months from the termination of the Consulting Agreement for any reason, unless extended by other means. For the avoidance of doubt, nothing herein shall limit or modify Employee’s or ClearSign’s respective rights and obligations under the Award Agreements detailed in Exhibit A, which shall each remain in force unless any such Award Agreement expires or is terminated in accordance with its terms

5.	RELEASE OF ALL CLAIMS

a.           CONSIDERATION FOR RELEASE

Employee acknowledges that Employee has received all compensation owed or to be owed to Employee for Employee’s employment through and including January 4, 2019.

Both parties agree that the monies and other benefits to be provided to Employee hereunder as outlined in Section 4 are in excess of compensation to which Employee would otherwise be entitled. As such, it is agreed that such monies and benefits provide full and adequate consideration for Employee’s various representations and releases contained herein.

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b.           EMPLOYEE RELEASE

i.           For good and valuable consideration as described herein, the receipt and sufficiency of which are hereby acknowledged, Employee, individually and on behalf of Employee’s representatives, heirs, successors and assigns, hereby releases and absolutely forever discharges ClearSign, its predecessors, successors, parents, partners, subsidiaries, affiliates, agents, assigns, insurers, representatives, officers, directors, principals, employees, shareholders, and attorneys, from the past, present and future (collectively, the “Released Parties”), of and from any and all claims, demands, debts, liabilities, obligations, and causes of actions of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which Employee may have or ever had, including without limitation those arising from or relating to Employee’s employment with ClearSign, contracts with ClearSign, termination of employment with ClearSign, or Employee’s efforts to find subsequent employment. This release includes, but is not limited to, any claims, demands, causes of action, or liabilities arising under (a) Title VII of the Civil Rights Act of 1964 (race, color, religion, maternity or pregnancy, sex and national origin discrimination); (b) 42 U.S.C. §1981 (race discrimination); (c) 29 U.S.C. §§621-634 (age discrimination); (d) 29 U.S.C. §206(d)(1) (equal pay); (e) Executive Order 11246 (race, color, religion, sex and national original); (f) Executive Order 11141, (age discrimination); (g) Older Workers Benefit Protection Act of 1990 (age discrimination); (h) §503 of the Rehabilitation Act of 1973 (disabilities discrimination); (i) the Civil Rights Act of 1991 (discrimination), (j) the Age Discrimination in Employment Act of 1967 (“ADEA”); (k) the Family and Medical Leave Act; (l) Washington State Law Against Discrimination, Revised Code of Washington section 49.60; (m) claims with any division of the Washington State Department of Labor and Industries, (n) Washington Industrial Safety and Health Act; (o) Washington Family Care Act; (p-o) Seattle Municipal Code, SMC 14.04.030-0,40 (discrimination) (q) any other federal, state or local laws or regulations prohibiting employment discrimination, harassment or retaliation; and (r) any amendments or additions to any of the federal, state or local laws or regulations mentioned above. This waiver and release also includes, but is not limited to, any claims, demands, causes of action, or liabilities arising under or in relation to any oral or written representations or statements or under any state, local or federal law regulating wages, hours, compensation or employment or any claim for wrongful discharge, breach of contract, breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, or defamation. For the avoidance of doubt, this release is not intended to modify or terminate surviving contractual and statutory rights and obligations, as specified in Sections 4(e) and 7 herein.

ii.          It is understood and agreed that this Section 5(b) is intended to be a full and final release covering all known as well as all unknown or unanticipated injuries, debts, claims or damages, of any kind, arising from acts, omissions or events prior to the Separation Date. Employee waives any and all rights or benefits which Employee may now have under the terms of any statute or law that purports to limit such a release.

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iii.         Employee acknowledges that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the ADEA. Employee also acknowledges that the Severance Consideration provided for in Section 4 herein is in addition to anything of value to which Employee is otherwise entitled and constitutes sufficient consideration for the waiver and release herein. Employee further acknowledges that Employee has been advised by this writing, as required by the Older Workers’ Benefit Protection Act, that: (a) Employee’s waiver and release does not apply to any rights or claims that may arise after the execution of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has twenty-one (21) days to consider this Agreement (although Employee may by Employee’s own choice execute this Agreement earlier); (d) under the ADEA, Employee has seven (7) days following the date of his execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which such revocation period has expired. If Employee has not executed this Agreement and delivered his executed signature page by hand delivery, fax or email of a PDF to ClearSign’s Chief Financial Officer and/or Chief Executive Officer by the expiration of the twenty-one (21)-day consideration period referenced in this Section 5(b)(iii), the offer of the Severance Consideration in this Agreement will expire, and Employee will have no right or claim to the Severance Consideration or any portion of the Severance Consideration. Employee may revoke this Agreement only by giving ClearSign written notice of Employee’s revocation of this Agreement, by email to the interim CFO, Brian Fike, at brian.fike@clearsign.com transmitted by the close of business on the seventh (7th) day following the date of Employee’s execution of this Agreement.

6.	NO OTHER ACTIONS

Employee represents that Employee has not filed, and will not file, any complaints, charges, or grievances against any or all of the Released Parties with any city, county, state, or federal agency or court, whether or not arising out of or related to his or her employment with, compensation during, and separation from ClearSign.

7.	TRADE SECRETS AND CONFIDENTIALITY

Employee acknowledges that Employee previously executed the Confidentiality and Proprietary Rights Agreement (the “Confidentiality Agreement”) with ClearSign, attached hereto as Exhibit B, and that nothing herein shall limit Employee’s obligations and/or ClearSign’s rights under the Confidentiality Agreement, which shall remain in force. Additionally, Employee agrees to (a) keep confidential the terms of this Agreement, except upon order of any court, as required by law, or to the extent the terms are made public by ClearSign, including through the Form 8-K attached as Exhibit C to be filed with the Securities and Exchange Commission, and (b) comply with all terms of the Policy of Insider Trading attached as Exhibit D and rules promulgated by the Securities and Exchange Commission as those rules would continue to apply to Employee.

8.	NON-DISPARAGEMENT

Employee agrees not to disparage, directly or indirectly, ClearSign or any of the Released Parties.

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9.	FULL AND INDEPENDENT KNOWLEDGE

Employee represents Employee has thoroughly read this Agreement, understands all its provisions, agrees to the terms, and is voluntarily entering into this Agreement.

10.	ARBITRATION

This Agreement shall be interpreted according to Washington law, in Seattle, Washington, without regard to its conflict of interest principles. Any claim or controversy arising from this Agreement shall be resolved by arbitration before a single arbitrator of JAMS in accordance with its Comprehensive Arbitration Rules and Procedures and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The single arbitrator shall be selected by mutual agreement of Employee and ClearSign. If such agreement cannot be reached the arbitrator shall be selected according to the procedures of the JAMS. The single arbitrator shall award the prevailing party all arbitration costs, arbitrator fees, reasonable attorneys’ fees and costs incurred by the prevailing party in connection with the arbitrated claims. The arbitrator shall have authority to issue any remedy or relief that a court of competent jurisdiction could award, order or grant including, without limitation, a preliminary or permanent injunction. Notwithstanding the foregoing, either party may, without inconsistency with this provision, apply to any court having jurisdiction for interim, provisional injunctive or equitable relief until the arbitration award is rendered and the controversy otherwise is resolved.

11.	ATTORNEYS’ FEES

Each party shall bear his or its own attorneys’ fees and costs, except as otherwise provided herein.

12.	NON-RELEASED CLAIMS

This Agreement excludes, and you are not waiving, (i) any right to file, testify or otherwise cooperate in the investigation of an administrative charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board or other appropriate federal, state or local administrative or law enforcement agency, although you are waiving any right to monetary recovery related to such a charge or administrative complaint; (ii) any right to report conduct that is allegedly unlawful under federal securities laws to any government body or agency, including the right to receive awards pursuant to Section 21F of the Securities Exchange Act; (iii) claims which cannot be waived by law, such as claims for unemployment benefits; (iv) any indemnification rights you may have against ClearSign; and (v) any rights to vested benefits, such as pension or retirement benefits.

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13.	CONSTRUCTION OF THIS AGREEMENT

a.           This Agreement shall be binding upon the signatories and their respective heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of Released Parties, and each of them, and to their respective heirs, administrators, representatives, executors, successors, and assigns, upon whom this Agreement shall also be binding.

b.           Should any provision of this Agreement become legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall be construed as if the Agreement had never included the unenforceable provision.

c.           The parties to this Agreement agree that any modification of this Agreement must be in writing, signed by Employee and ClearSign.

d.           THIS AGREEMENT, TOGETHER WITH THE EXHIBITS, SHALL BE, AND CONSTITUTE FULL, COMPLETE, UNCONDITIONAL, AND IMMEDIATE SUBSTITUTION FOR ANY AND ALL RIGHTS, CLAIMS, DEMANDS, AND CAUSES OF ACTIONS WHATSOEVER, WHICH HERETOFORE EXISTED OR MIGHT HAVE EXISTED ON BEHALF OF EMPLOYEE AGAINST ANY OR ALL OF THE RELEASED PARTIES AND THEIR RESPECTIVE SUCCESSORS, PREDECESSORS, SUBSIDIARIES, AFFILIATES, PARENTS, SHAREHOLDERS, PARTNERS, EMPLOYEES, AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, PRINCIPALS, ASSIGNS, INSURERS AND ATTORNEYS. FURTHERMORE, THIS AGREEMENT, INCLUDING THE EXHIBITS, IS THE ONLY, SOLE, ENTIRE, AND COMPLETE AGREEMENT OF THE PARTIES RELATING IN ANY WAY TO THE SUBJECT MATTER HEREOF. NO STATEMENTS, PROMISES, OR REPRESENTATIONS HAVE BEEN MADE BY ANY PARTY TO ANY OTHER, OR RELIED UPON, AND NO CONSIDERATION HAS BEEN OFFERED, PROMISED, EXPECTED, OR HELD OUT OTHER THAN AS MAY BE EXPRESSLY PROVIDED HEREIN.

e.           No provision of this Agreement shall be modified or construed by any practice that is inconsistent with such provision, and failure by any party to this Agreement to comply with any provision, or to require another party to comply with any provision, shall not affect the rights of any party thereafter to comply or require the other to comply.

f.           This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be the original, but such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this instrument on the dates indicated below in the County of King, State of Washington.

ROBERTO RUIZ	CLEARSIGN COMBUSTION CORPORATION

/s/ Roberto Ruiz	By:	/s/ Brian G. Fike
Brian G. Fike

Dated: January 4, 2019	Its: Interim Chief Financial Officer
Dated: January 4, 2019

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Exhibit A

Outstanding Stock Option Agreements

are summarized as follows:

Option Award#	Strike Price	Options	Date of Award	Vesting Commencement	Vested on January 4, 2019	Original Expiration Date	Revised Expiriation Date (1)
12	$4.88	30,000	1/17/2013	1/1/2013	30,000	12/31/2022	3/31/2019
26	$9.90	11,500	2/13/2014	1/1/2014	11,500	12/31/2023	3/31/2019
44	$5.21	20,000	4/1/2015	4/1/2015	18,750	3/31/2025	3/31/2019
55	$4.21	50,000	4/23/2016	4/1/2016	34,375	3/31/2026	3/31/2019
76	$3.80	10,000	6/23/2017	4/1/2017	4,375	3/31/2027	3/31/2019
90	$1.90	20,000	4/12/2018	4/1/2018	2,500	3/31/2028	3/31/2019

(1) The Revised Expiration Date assumes that Mr. Ruiz does not maintain Continuous Service as defined in each of the above referenced Stock Option Award Agreements. Mr. Ruiz's Original Expiration Date would be maintained if he maintains his Continuous Service by becoming a consultant or Director of the Company.

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Exhibit B

Confidentiality and Proprietary Rights Agreement

executed by Roberto Ruiz on November 16, 2012

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Exhibit C

Form 8-K

regarding separation of Roberto Ruiz

and entry into a material agreement

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Exhibit D

Statement of ClearSign Combustion Corporation Policy

on

Insider Trading and Compliance

acknowledged by Roberto Ruiz on September 15, 2015

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